Exhibit 23.3

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated March 30, 2015, with respect to the combined financial statements of First Wind Operating Entities incorporated by reference in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-202757) and related Prospectus of TerraForm Power, Inc. for the registration of shares of its Class A common stock.

/s/ Ernst & Young LLP

Boston, Massachusetts

March 30, 2015